Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Omnibus Equity Incentive Plan of vTv Therapeutics, Inc. of our report dated May 14, 2015, with respect to the combined consolidated financial statements of TransTech Pharma, LLC and High Point Pharmaceuticals, LLC included in its Registration Statement (Form S-1 No. 333-204951), as amended, filed with the Securities and Exchange Commission.

  /s/ Ernst & Young LLP

Raleigh, North Carolina
August 12, 2015